EXHIBIT  23






                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Oshkosh Truck Corporation on Form S-8 of our report dated October 28, 2002, appearing in the Annual Report on Form 10-K of Oshkosh Truck Corporation for the year ended September 30, 2002.



/s/ Deloitte & Touche LLP


Milwaukee, Wisconsin
December 2, 2002